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                                                                    EXHIBIT 10.1
                    SETTLEMENT AGREEMENT AND GENERAL RELEASE



        THIS SETTLEMENT AGREEMENT AND RELEASE (the "Settlement Agreement") is made as of the 5th day of November, 2001, by and between Cerner Corporation ("Cerner"), a Delaware corporation, and Aros Corporation (formerly APACHE Medical Systems, Inc.) ("Aros"), a Delaware corporation.

        WHEREAS, Cerner and Aros are parties to the Asset Purchase Agreement dated as of April 7, 2001, as amended by Amendment No. 1 to Asset Purchase Agreement dated as of June 11, 2001 and the letter dated July 3, 2001 relating to the Oracle Dispute (as defined below) (together, the "Asset Purchase Agreement");

        WHEREAS, a dispute has arisen between Cerner and Aros regarding certain post-closing adjustments to the purchase price pursuant to Section 2.2 of the Asset Purchase Agreement (the "Post-Closing Adjustments");

        WHEREAS, Cerner and Aros desire to resolve any and all disputes between them with respect to the Post-Closing Adjustments without admission of liability, thereby avoiding the burdens, risks and expenses incident to any continued dispute; and

        WHEREAS, any capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Settlement Agreement, the receipt and sufficiency of which the parties acknowledge, it is agreed as follows:

        1. Cerner acknowledges that it has received supporting documentation regarding evidence of outstanding amounts owed by Aros to Oracle Corporation of $140,554.00, which when check number 1024 written on Aros' account clears will satisfy Aros' liability to Oracle pursuant to that certain Alliance Agreement between Aros and Oracle dated August 31, 1995 and that certain Runtime Sublicense Agreement between Aros and Oracle dated August 31, 1995, as further documented by correspondence between Aros and Oracle dated September 13, 2001 (the "Oracle Dispute").

        2. Within two business days of the date hereof, Cerner shall pay Aros the sum of $200,000.00 in satisfaction of amounts that may be owed Aros under Section 2.2(b) of the Asset Purchase Agreement ("July Revenue Adjustment Payment"). Such amount shall be paid by wire transfer of immediately available funds to Seller's Account.

        3. On the date hereof, Cerner and Aros shall deliver to the Escrow Agent an instruction letter substantially in the form of Exhibit A hereto mutually instructing the Escrow Agent to release the funds in escrow as follows:
$81,620 in escrow to be paid to Shaw Pittman LLP, 2300

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N Street, N.W., Washington, D.C. 20037 in payment of legal fees on behalf of
Aros, and the remaining funds (less applicable fees and expenses of the Escrow Agent) to be shared equally between Cerner and Aros (collectively "Escrow Payments").

        4. Subject to receipt of and in consideration of its portion of the Escrow Payments, Cerner for itself and its affiliates, officers, directors, successors, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Aros for claims, actions, causes of action, demands, rights, damages and costs, of whatsoever kind or nature, whether at law, in equity, or mixed, relating to or arising from the Post-Closing Adjustments and Aros' representations in Section 2.2 and the last sentence of Section 3.1(d) of the Asset Purchase Agreement regarding the Baseline Balance Sheet.

        5. Subject to receipt of and in consideration of the July Revenue Adjustment Payment and its portion of the Escrow Payments, Aros for itself and its affiliates, officers, directors, successors, assigns, agents, attorneys, and representatives, hereby forever and irrevocably releases, remises, discharges, and acquits Cerner for claims, actions, causes of action, demands, rights, damages and costs, of whatsoever kind or nature, whether at law, in equity, or mixed, relating to or arising from the Post-Closing Adjustments and Aros' representations in Section 2.2 and the last sentence of Section 3.1(d) of the Asset Purchase Agreement regarding the Baseline Balance Sheet.

        6. Each party represents and warrants that it has not assigned, transferred to any person or entity, or otherwise disposed of all or any portion of, or any interest in, any of the claims released in this Settlement Agreement.

        7. This Settlement Agreement constitutes a compromise of disputed claims between Cerner and Aros. Neither this Settlement Agreement nor any term of this Settlement Agreement will constitute or be construed as an admission of any liability or fault by Cerner or Aros, all such liability being expressly denied.

        8. This Settlement Agreement will be governed by, and construed in accordance with, the laws of the state of Delaware without regard to its conflict of laws provisions, and will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective heirs, successors and assigns.

        9. This Settlement Agreement contains the entire understanding between the parties with respect to the subject matter herein, and amends the Asset Purchase Agreement with respect to the Post-Closing Adjustments and Aros' representations in Section 2.2 and the last sentence of Section 3.1(d) of the Asset Purchase Agreement regarding the Baseline Balance Sheet.

        10. This Settlement Agreement may be amended or modified only by a written instrument duly executed by the parties to this Settlement Agreement.

        11. This Settlement Agreement is a negotiated document prepared by Aros as a matter of convenience; therefore, in the event of any dispute between the parties, the provisions of this

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Settlement Agreement shall not be construed against or in favor of either party solely as a consequence of such party's preparation, or lack of preparation, of this Settlement Agreement.

        12. This Settlement Agreement may be executed simultaneously in counterparts, each of which shall be deemed to be an original. This Settlement Agreement is not binding on any party unless and until it is executed by all parties.

        IN WITNESS WHEREOF, each of the parties hereto has duly executed this Settlement Agreement, as of the date first above written.

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Cerner Corporation                                               Aros Corporation
By:                                                              By:
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Name:                                                            Name:
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Title:                                                           Title:
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Date:                                                            Date:
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